EXHIBIT 10.32

                                 PROMISSORY NOTE

$_______________                                       Deerfield Beach, Florida

FOR VALUE RECEIVED, the undersigned DEVCON INTERNATIONAL CORP., a Florida corporation, (the "Maker"), hereby promises to pay to the order of ROBERT A. STEELE (the "Payee")the principal sum of ___________________________________ ($
) plus interest at the rate of 10% per annum. Interest shall be calculated based on a 360-day year from the date hereof on the unpaid principal balance from time to time outstanding.

Principal and interest shall be due and payable in _____________ consecutive monthly payments of $____________ beginning ______________ and continuing every month thereafter through __________.

No delay or omission by the holder hereof in exercising any right or remedy hereunder or of any other right shall act as a waiver of such right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

Nothing herein, nor any transaction related hereto, shall be construed or so operate as to require the Maker to pay interest at a greater rate than is lawful. Should any interest or other charges paid by the Maker in connection with the loan evidenced by this note result in the computation or earning of interest in excess of the maximum legal rate of interest, then any and all such excess shall be, and the same is hereby waived by the Payee, and any and all such excess shall be automatically credited against and in reduction of the balance due under this indebtedness, and the portion of such excess which exceeds the balance due under this note shall be paid by the Payee to the Maker.

Security Interest - To secure payment of the total amounts due under this note, the Maker has granted to the Payee a first priority security interest in equipment (the "Collateral") listed on Schedule A that will be attached hereto and made a part thereof and in all cash and non-cash proceeds thereof.

Maker hereby warrants that the Collateral is free and clear of any liens and encumbrances and will be kept free from all liens, claims, security interests and encumbrances other than those created by this Agreement; notwithstanding Payee's interest in proceeds.

The Maker hereby waives presentment, protest and demand, notice of protest, demand and of dishonor and non-payment of this note, consents that Payee shall have the right, without notice, to grant any extensions of time for payment or any other indulgence or forbearance whatsoever, without in any way affecting the liability of Maker for the payment of this note.

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In the event that this note shall be placed in the hands of an attorney to enforce payment, the prevailing party shall be entitled to reasonable attorneys' fees and for all costs and charges in connection therewith.

Executed this ___ day of ____________.

Devcon International Corp.
a Florida Corporation

By: ______________________
     Jan A.  Norelid
     Vice President

(Corporate Seal)